                                                                   EXHIBIT 10.26




                                  OFFICE LEASE



                                    between




                         Reilly Dike Dosher Corporation
------------------------------------------------------------------------------
                                     Tenant


                                      and


                    MBL Life Assurance Corporation, Landlord

                           Date:  September 29, 1995

                               TABLE OF CONTENTS

Article 1   Basic Lease Information                       Article 20   Entry by Landlord
   1.1      Basic Lease Information                       Article 21   Identification, Waiver, and Release
   1.2      Definitions                                   21.1        Indemnification
   1.3      Exhibits                                      21.2        Waiver and Release
Article 2   Agreement                                     Article 22   Security Deposit
Article 3   Term, Delivery, and Acceptance of Premises    Article 23   Quiet Enjoyment
   3.1      Delivery of Possession                        Article 24   Effect of Sale
   3.2      Early Entry                                   Article 25   Default
Article 4   Monthly Rent                                  25.1        Events of Default
Article 5   Operating Expenses                            25.2        Landlord's Remedies
   5.1      General                                       25.3        Certain Damages
   5.2      Estimated Payments                            25.4        Continue Liability After Termination
   5.3      Annual Settlement                             25.5        Cumulative Remedies
   5.4      Final Proration                               25.6        Waiver of Redemption
   5.5      Other Taxes                                   Article 26   Parking
   5.6      Additional Rent                               Article 27   Miscellaneous
Article 6   Insurance                                     27.1        No Offer
   6.1      Landlord's Insurance                          27.2        Joint and Several Liability
   6.2      Tenant's Insurance                            27.3        No Construction Against Drafting Party
   6.3      Forms of Policies                             27.4        Time of the Essence
   6.4      Waiver of Subrogation                         27.5        No Recordation
   6.5      Adequacy of Coverage                          27.6        No Waiver
Article 7   Use                                           27.7        Limitation on Recourse
Article 8   Requirements of Law; Fire Insurance           27.8        Estoppel Certificates
   8.1      General                                       27.9        Attorneys' Fees
   8.2      Hazardous Materials                           27.10       No Merger
   8.3      Certain Insurance Risks                       27.11       Holding Over
Article 9   Assignment and Subletting                     27.12       Notice
   9.1      General                                       27.13       Severability
   9.2      Submission of Information                     27.14       Written Amendment Required
   9.3      Payments to Landlord                          27.15       Entire Agreement
   9.4      Prohibited Transfers                          27.16       Captions
   9.5      Landlord's Options                            27.17       Notice of Landlord's Default
   9.6      Permitted Transfer                            27.18       Authority
Article 10 Rules and Regulations                          27.19       Brokers
Article 11  Common Areas                                  27.20       Governing Law
Article 12  Landlord's Services                           27.21       Late Payments
   12.1     Landlord's Repair and Maintenance             27.22       No Easements for Air or Light
   12.2     Landlord's Other Services                     27.23       Tax Credits
   12.3     Tenant's Costs                                27.24       Relocation of the Premises
   12.4     Limitation on Liability                       27.25       Financial Reports
Article 13  Tenant's Care of the Premises                 27.26       Landlord's Fees
Article 14  Alterations                                   27.27       Binding Effect
   14.1     General                                       27.28       Terms
   14.2     Free-Standing Partitions                      27.29       Definition of Landlord
   14.3     Removal                                       27.30       Rights Cumulative
Article 15  Mechanics' Liens                              27.31       Change of Building Name
Article 16  End of Term                                   27.32       Force Majeure
Article 17  Eminent Domain                                27.33       Third Party Beneficiary
Article 18  Damage and Destruction                        27.34       No Joint Venture
Article 19  Subordination                                 27.35       Remedies
  19.1      General                                       27.36       WAIVER OF JURY TRIAL
  19.2      Attornment                                    Addenda and Exhibits

OFFICE LEASE
THIS OFFICE LEASE ("Lease") is entered into by Landlord and Tenant as described in the following basic lease information on the date that is set forth for reference only in the following basic lease information. Landlord and Tenant agree:

ARTICLE 1 BASIC LEASE INFORMATION

1.1 BASIC LEASE INFORMATION. In addition to the terms that are defined elsewhere in this Lease, these terms are used in this Lease:

(a)  LEASE DATE: September

(b)  LANDLORD: MBL Life Assurance Corporation

(c)  LANDLORD'S ADDRESS:

          c/o Income Property Services
          707 Broadway, NE
          Suite #105
          Albuquerque, NM 87102

     with a copy at the same time to: MBL Life Assurance Corporation, Real Estate Investment Division, 520 Broad Street, Newark, NJ 07102-3184

(d)  TENANT: Reilly Dike Dosher Corporation

(e) TENANT'S ADDRESS: The Premises as defined in this Lease with a copy at the same time to:

          2305 Renard Place, SE
          c/o Brad Stamets, VP-Finance
          Albuquerque, NM 87106

(f)  BUILDING ADDRESS: 2305 Renard Place, SE
                       Albuquerque, NM 87106

(g) PREMISES: The premises shown on Exhibit A to this Lease, known as the entire Building

(h)  RENTABLE AREA OF THE PREMISES: Approx. 25,050 square feet.

(i)  RENTABLE AREA OF THE BUILDING: Approx. 25,050 square feet.

(j) TERM: forty-eight (48) months, beginning on the Commencement Date and expiring on the Expiration Date.

(k) COMMENCEMENT DATE: November 15, 1995, or as extended pursuant to the Workletter.

(l) EXPIRATION DATE: November 15, 1999, or as extended pursuant to the Workletter.

(m)  SECURITY DEPOSIT: $  -0-

(n)  MONTHLY RENT:


Amount Per Month:      Commencement On:                  Ending On:
-----------------      ----------------                  ----------
   $25,050.00          November 15, 1995             November 14, 1998
   $25,571.88          November 15, 1998             November 14, 1999

(o) OPERATING EXPENSE BASE: $_______ per square foot of Rentable Area of the Building per annum.

(p) TENANT'S SHARE: 100% percent (determined by dividing the Rentable Area of the Premises by the Rentable Area of the Building, multiplying the resulting quotient by 100, and rounding the 3rd to equal calendar year 1996 actual expenditures. Landlord will limit escalation of controllable operating costs to 5% per year. Non-controllable operating costs are insurance, taxes & utility costs.

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     decimal place).

(q)

(r) PARKING CHARGE: $ -0- per parking space per month, subject to adjustments specified in Article 26.

(s)  BROKER:   Dan Newman
               ------------------------------------------

               Newman-Newsom, Inc. - for Tenant
               ------------------------------------------

               Income Property Services - for Landlord
               ------------------------------------------

(t)  Tenant shall use its best efforts to control utility expenses.

1.2  DEFINITIONS.

(a) ADDITIONAL RENT: Any amounts that this Lease requires Tenant to pay in addition to Monthly Rent.

(b) BUILDING: The building located on the Land and of which the Premises are a part.

(c) LAND: The land on which the Project is located and which is described on Exhibit B.

(d) PRIME RATE: The rate of interest from time to time announced by The Wall Street Journal as the "prime rate." If the Wall Street Journal or any reasonable successor to it ceases to announce the prime rate, the Prime Rate will be a comparable interest rate designated by Landlord to replace the Prime Rate.

(e) PROJECT: The development consisting of the Land and all improvements built on the Land, including without limitation the Building, parking lot, parking structure, if any, walkways, driveways, fences, and landscaping.

(f)  RENT: The Monthly Rent and Additional Rent.

(g)  WORKLETTER: The workletter attached to this Lease as Exhibit C (if any).

If any other provision of this Lease contradicts any definition of this Article 1, the other provision will prevail.

1.3 EXHIBITS. The following exhibits and addenda are attached to this Lease and are made part of this Lease:

     EXHIBIT A -- The Premises
     EXHIBIT B -- Legal Description of the Land
     EXHIBIT C -- Workletter
     EXHIBIT D -- Rules and Regulations
     EXHIBIT E -- Commencement Date and Estoppel Certificate
     EXHIBIT H -- Option to Extend
     EXHIBIT J -- Satellite Dish

ADDENDUM:


          *****[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]*****

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In consideration for the Rent and other covenants and agreements made by
Tenant, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease. The duration of this Lease will be the Term. The Term will commence on the Commencement Date and will expire on the Expiration Date unless terminated earlier pursuant to the terms of this Lease.

ARTICLE 3 TERM, DELIVERY, AND ACCEPTANCE OF PREMISES

3.1 DELIVERY OF POSSESSION. Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement Date, as it may be adjusted pursuant to the Workletter. Landlord will construct or install in the Premises the Improvements as defined in the Workletter to be constructed or installed by Landlord according to the Workletter. If no Workletter is attached to this Lease, it will be deemed that Landlord delivered to Tenant possession of the Premises AS IS in its present condition on the Commencement Date. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease and the Workletter.* Tenant will execute and deliver to Landlord the Commencement Date and Estoppel Certificate attached to this Lease as Exhibit E within 3 days of Landlord's request.

3.2 EARLY ENTRY. Tenant shall be permitted entry to the Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord. The early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent, which will commence on the Commencement Date. Tenant, its agents, or employees will not interfere with or delay Landlord's completion of construction of the improvements. Tenant hereby agrees to indemnify Landlord against any injury, and loss or damage which may occur to any person or to any of the Tenant's work or installations made in such Premises, Building or Project, or to any personal property placed therein, the same being at Tenant's sole risk, and, prior to any early entry by Tenant, provide Landlord with proof of insurance coverages described in this Lease. Landlord has the right to impose additional conditions on Tenant's early entry that Landlord, in its reasonable discretion, deems appropriate and Landlord will further have the right to require that Tenant execute an early entry agreement containing those conditions prior to Tenant's early entry.

ARTICLE 4 MONTHLY RENT

Throughout the Term of this Lease, Tenant will pay Monthly Rent to Landlord as rent for the Premises. Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent will be paid to Landlord, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other address as Landlord may from time to time designate in writing.

ARTICLE 5 OPERATING EXPENSES

5.1  GENERAL.

(a) In addition to Monthly Rent, beginning on the Commencement Date Tenant will pay Tenant's Share of the amount by which the operating expenses paid, payable, or incurred by Landlord in each calendar year or partial calendar year during the Term exceeds the product of the Operating Expense Base times the Rentable Area of the Building. If operating expenses are calculated for a partial calendar year, the Operating Expense Base will be appropriately prorated.

(b)  As used in this Lease, the term "operating expenses" means:

     (1) All costs of ownership, management, operation, repair and maintenance of the Project, including without limitation real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes); wages, salaries, compensation and benefits of employees; consulting, accounting, legal, tax appeal, engineering and other professional fees and expenses; janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the Project and determined at a rate consistent with prevailing market rates for comparable services and projects); reasonable reserves for operating expenses; that part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage,


* If for any reason except for Force Majeure as provided in Section 27.32 or Tenant's actions or inactions, Landlord cannot deliver possession of the Premises to Tenant within 60 days after November 15, 1995, Tenant may cancel this Lease and Landlord will not be liable to Tenant for any resultant loss or damage.

          operate, and maintain the Project; power, water, waste disposal, and other utilities; snow, ice, and debris removal; electrical costs; materials and supplies; maintenance and repairs including elevator maintenance and repairs; service and maintenance contracts; insurance obtained with respect to the Project; depreciation on personal property and equipment, except as set forth in (c) below or which is or should be capitalized on the books of Landlord; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses; and

     (2) The cost (amortized over such period as Landlord will reasonably determine) together with interest at the greater of the Prime Rate prevailing plus 2% or Landlord's borrowing rate for such capital improvements plus 2% on the unamortized balance of the cost of any capital improvements and the installation thereof that are made to the Project by Landlord (i) for the purpose of safety, saving energy or reducing operating expenses, or (ii) by requirement of any governmental law or regulation that was not applicable to the Project at the time it was constructed and not as a result of special requirements for any tenant's use of the Building.

(c)  The operating expenses will not include:

     (1) depreciation on the Project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas);

     (2) costs of alterations of space or other improvements made for tenants of the Project;

     (3)  finders' fees and real estate brokers' commissions;

     (4)  mortgage principal, or interest;

     (5)  capital items other than those referred to in clause (b)(2) above;

     (6) costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

     (7) costs of excess or additional services provided to any tenant in the Building that are directly billed to such tenants;

     (8) the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

     (9)  any cost due to Landlord's breach of this Lease;

    (10) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business;

    (11) all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Building; and

    (12) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Building.

   (d) The operating expenses that vary with occupancy and that are attributable to any part of the Term in which less than 95% of the Rentable Area of the Building is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if 95% of the Rentable Area of the Building had been so occupied.

5.2 ESTIMATED PAYMENTS. At Landlord's request, during each calendar year or partial calendar year in the Term, in addition to Monthly Rent, Tenant will pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's Share multiplied by the "estimated operating expenses" (defined below) for such calendar year. "Estimated operating expenses" for any calendar year means Landlord's reasonable estimate of operating expenses for such calendar year, less the product of the Operating Expense Base, multiplied by the Rentable Area of the Building and will be subject to revision according to the further provisions of this Section 5.2 and Section 5.3. During any partial calendar year during the Term, estimated operating expenses will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of estimated operating expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant will pay to Landlord 1/12 of the product of Tenant's Share multiplied by the estimated operating expenses for such calendar year; however, if such written notice is not given in December, Tenant will continue to make monthly payments on the basis of the prior year's estimated operating expenses until the month after such written notice is given, at which time Tenant will commence making monthly payments based upon the revised estimated operating expenses. In the month Tenant first makes a payment based upon the revised estimated operating expenses, Tenant will pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised estimated operating expenses and the amount payable based upon the prior year's estimated operating expenses. If at any time or times it reasonably appears to Landlord that the actual operating expenses for any calendar year will vary from the estimated operating expenses for such calendar year, Landlord may, by written notice to Tenant, revise the estimated operating expenses for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised estimated operating expenses.

5.3 ANNUAL SETTLEMENT. Within 120 days after the end of each calendar year or as soon after such 120-day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1 for such calendar year prepared and certified by Landlord. Such certified statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within 30 days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments, if any, previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments, if any, previously made by Tenant for such calendar year, Tenant will pay the deficiency without deduction or setoff to Landlord within 30 days after the delivery of such statement.

     Tenant shall have the right at its own expense and at a reasonable time (after written notice to Landlord) within 30 days after receipt of the statement to review Landlord's record of operating expenses relevant to this Article. In the event Tenant does not review Landlord's records and deliver the results thereof to Landlord within said 30 day period, the terms and amounts set forth in the statement shall be deemed conclusive and final and Tenant shall have no further right to adjustment. In the event Tenant's examination reveals an error has been made, and Landlord disagrees with the results thereof, Landlord shall have 30 days to obtain an audit from an accountant of its choice. In the event Landlord's accountant and Tenant's accountant are unable to reconcile their results, both accountants shall mutually agree on a third accountant, whose determination shall be conclusive.

5.4 FINAL PRORATION. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the operating expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant's obligation to pay any increase or Landlord's obligation to refund any overage will survive the expiration or other termination of this Lease.

5.5  OTHER TAXES.

(a) Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than as set forth in sub-paragraph (b) below), whether or not now customary or within the contemplation of Landlord and Tenant:

     (1) upon or measured by rent, including without limitation, any gross revenue tax, sales tax, use tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent; and

     (2) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

(b) Tenant will not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax, or capital levy imposed upon Landlord.

(c) Tenant will pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant that if not paid might give rise to a lien on the Premises or Tenant's interest in the Premises.

5.6 ADDITIONAL RENT. Amounts payable by Tenant according to this Article 5 will be payable as Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Rent.

ARTICLE 6 INSURANCE

6.1 LANDLORD'S INSURANCE. At all times during the Term, Landlord will carry and maintain:

(a) Fire and extended coverage insurance covering the Project, its equipment, common area furnishings, and leasehold improvements in the Premises to the extent of the Tenant Finish Allowance (as that term is defined in the Workletter);

(b)  Bodily injury and property damage liability insurance; and

(c)  Such other insurance as Landlord reasonably determines from time to time.

The insurance coverages and amounts in this Section 6.1 will be reasonably determined by Landlord.

6.2 TENANT'S INSURANCE. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord;

(a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $3,000,000 per occurrence. All such insurance will be equivalent to coverage offered by a commercial comprehensive general liability form, including without limitation personal injury, products and completed operations, broad form property damage, and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 21 of this Lease;

(b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property owned and used in Tenant's business and found in, on, or about the Project, and any leasehold improvements to the Premises in excess of the Tenant Finish Allowance, if any, provided pursuant to the Workletter in an amount not less than the full replacement cost. Property forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property;

(c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limits required by the laws of the state in which the Project is located; and

(d) Owned, hired, or nonowned comprehensive automobile liability at a limit of liability not less than $3,000,000 combined bodily injury and property damage per occurrence.

If Tenant fails to obtain or maintain any insurance required hereunder, Landlord shall have the option, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by Landlord shall be reimbursed by Tenant to landlord as Additional Rent.

6.3 FORMS OF POLICIES. Certificates of insurance, together with copies of the endorsements, when applicable, naming Landlord and any others specified by Landlord as additional insureds, will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All commercial general liability or comparable policies maintained by Tenant will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds, entitling them to recover under such policies for any loss sustained by them, their agents, and employees, including those losses sustained as a result of the negligent acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after 30 days' prior written notice to Landlord. All commercial general liability, automobile, and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

6.4 WAIVER OF SUBROGATION. Landlord and Tenant each waive any and all rights to recover against the other or against any other Tenant or occupant of the Project, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other Tenant or occupant of the Project, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 6 or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

6.5 ADEQUACY OF COVERAGE. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

Tenant covenants that the Premises will be used only for general business office purposes and purposes incidental to that use, and for no other purpose. Tenant will use the Premises in a careful, safe, and proper manner. Tenant will not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws. Tenant will not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the Project or Landlord in its operation of the Project. Tenant agrees to take possession of and occupy the entire Premises no later than 60 days after the Commencement Date, and Tenant further agrees to continue to occupy the Premises throughout the remainder of the Term of this Lease until 90 days prior to the Expiration Date.

ARTICLE 8 REQUIREMENTS OF LAW; FIRE INSURANCE

8.1 GENERAL. At its sole cost and expense, Tenant will promptly comply with all laws, statutes, ordinances, codes, and governmental rules, regulations, or requirements of federal, state, county, and local governmental authorities now in force or in force at any given time after the Lease Date, with the requirements of any board of fire underwriters or other similar body constituted now or after the Lease Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Premises, insofar as they relate to the use or occupancy of the Premises, excluding requirements of structural changes to the Building, unless required by the unique nature of Tenant's use or occupancy of the Premises.

8.2  HAZARDOUS MATERIALS.

(a) For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws").

(b) Tenant will not cause or permit the storage, use, generation, release, or disposition of any hazardous materials in, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any hazardous materials in violation of any hazardous materials laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

(c) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article 8. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. Tenant's obligations under this
     Article 8 will survive the expiration or other termination of this Lease.

(d) Landlord will not cause the unlawful storage, use, generation, release or disposition of any hazardous materials in, on, or about the Project by Landlord, its agents, employees or contractors. Landlord will be solely responsible for and will defend, indemnify and hold Tenant, its agents, and employees from and against all claims, costs, expenses, damages, and liabilities, including attorneys' fees and costs, arising out of or in connection with Landlord's breach of its obligations in this Section 8.2(d). Landlord's obligations under this Page 7 Article 8 will survive the expiration or other termination of this Lease.

8.3 CERTAIN INSURANCE RISKS. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project and fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises. If the conduct of the Tenant, or any acts or omissions of the Tenant shall cause or result in any increase in premiums for insurance carried by the Landlord, whether or not Landlord allows such act or omission to continue, Tenant shall pay any increase in premium as Additional Rent.

ARTICLE 9 ASSIGNMENT AND SUBLETTING

9.1 GENERAL. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants and agrees that it will not assign, mortgage, or encumber this Lease, or sublease, nor or otherwise permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld. Landlord may condition its consent upon execution by the subtenant or assignee, as the case may be, of an instrument confirming the restrictions on further subleasing or assignment contained herein and joining in the waivers and indemnities made by Tenant hereunder. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after any default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this Section 9.1; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignee approved by Landlord must assume all of the obligations and duties of Tenant under this Lease pursuant to an assumption agreement satisfactory to Landlord of which Landlord is the beneficiary.

9.2 SUBMISSION OF INFORMATION. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant;
      (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (e) the proposed form of assignment (including lease assumption provisions) or sublease for Landlord's reasonable approval; and (f) any other information reasonably required by Landlord.

9.3 PAYMENTS TO LANDLORD. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to (a) any rent or other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment. All such sums owed to Landlord under 9.3(c), above will be payable to Landlord at the time the next payment of Monthly Rent is due.

9.4 PROHIBITED TRANSFERS. The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant of this Lease, or a majority of the total interest in any partnership Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this lease or of such sublease requiring Landlord's consent in each instance. For purposes of this Article 9, the transfer of outstanding capital stock of any corporate Tenant will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, effected through the "over-the-counter market" or through any recognized stock exchange.

9.5 LANDLORD'S OPTIONS. In the event of a transfer of this Lease or of all or any part of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the following options at its discretion:

      (a) to give Tenant written notice of Landlord's intention to terminate this Lease as to all or any portion of the Premises subject to such transfer on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice and all obligations of Tenant hereunder, Tenant's right to possession of the Premises or such portion of the Premises shall cease and this Lease shall thereupon be terminated as they relate to all of any portion of the Premises, except as to any incompleted obligations to date of tenant; or

      (b) to re-enter and take possession of the Premises or the part thereof subject to such transfer, and to enforce all rights of Tenant, in accordance with such sublet or assignment of the Premises, or any part thereof, as if Landlord was the sublessor or assignor, and to do whatever Tenant is permitted to do pursuant to the terms of such sublease or assignment. In such event Tenant's obligations hereunder shall terminate regarding all or such part of the Premises.

9.6 PERMITTED TRANSFER. Landlord consents to an assignment of this Lease or sublease of all or part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated; provided that (a) Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease; (b) Tenant is not released from liability under this Lease

* Lessor's consent to subsequent subletting & assignments of a sublease or any amendments or modifications thereto without Tenant's consent, which shall not be unreasonably withheld, shall relieve Tenant from this lease or such sublease.

and (c) the assignee assumes in writing all of the obligations of Tenant under this Lease.

ARTICLE 10 RULES AND REGULATIONS

Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit D. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the Building, and the Project, and the comfort, quiet, and convenience of occupants of the Project. Modifications or additions to the rules and regulations will be effective upon 30 days' prior written notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

ARTICLE 11 COMMON AREAS

As used in this Lease, the term "common areas" means, without limitation, the entryways, stairs, driveways, roadways, parking areas, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other tenants of the Project and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees, and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to Tenant, except with respect to matters covered by subsection (a) below, and without any liability to Tenant in any respect, Landlord will have the right to:

  (a) Close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas:

  (b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and

  (c) Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing Building or other buildings to cover a portion of the common areas, converting common areas to a portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or other structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building or Project, Landlord will make an appropriate adjustment in the Rentable Area of the Building or the Building's pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant's Share of the operating expenses payable pursuant to Article 5 of this Lease.

ARTICLE 12 LANDLORD'S SERVICES

12.1 Landlord's Repair and Maintenance. Subject to the condemnation and casualty provisions contained in this Lease and except as otherwise expressly provided herein, Landlord will maintain and repair the Premises and common areas of the Project, including but not limited to lobbies, stairs, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition.

12.2 Landlord's Other Services

(a) Landlord will use a professional property manager, as selected by Landlord, to manage the Premises and will furnish the Premises with services, including without limitation (1) electricity for lighting and the operation of low-wattage office machines (such as desktop micro-computers, desktop calculators, and typewriters) during Business Hours, although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (2) heat and air conditioning reasonably required for the comfortable occupation of the Premises during Business Hours; (3) access and elevator service; (4) lighting replacement during Business Hours (for standard lights, but not for any special Tenant lights, which will be replaced at Tenant's sole cost and expense); (5) restroom supplies; (6) window washing with reasonable frequency, as determined by Landlord; and
      (7) daily cleaning service on weekdays. Landlord will provide any such services (except items 4-7) on holidays and weekends.

(b) Tenant will have the right to purchase for use during Business Hours and non-Business Hours the service described in clauses (a)(1)and (2) in excess of the amounts Landlord has agreed to furnish so long as Tenant gives Landlord reasonable prior written notice of its desire to do so;
       (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of Monthly Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

12.3 TENANT'S COSTS. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building's air conditioning system. Landlord will have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as Additional Rent. If Landlord reasonably believes that Tenant is using more power than Landlord furnishes pursuant to Section 12.2, Landlord may install separate meters of Tenant's power usage, and Tenant will pay for the cost of excess power as Additional Rent, together with the cost of installing any risers, meters, or other facilities that may be necessary to furnish or measure such excess power to the Premises. Tenant's computer space will be submetered for electrical consumption. Submetering installation costs will be debited against Tenant's allowance. Tenant shall pay for excess power in this area as additional rent.

12.4 LIMITATION ON LIABILITY. Landlord will not be in default under this Lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, or security; for surges or interruptions of electricity; or for interruptions to other services Landlord has agreed to supply. Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this
       Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

ARTICLE 13 TENANT'S CARE OF THE PREMISES

Tenant will not act or fail to act in a manner causing damage to the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises, the Project, or the fixtures and appurtenances and equipment in the Premises or the Project that is caused by Tenant, its agents, employees, or invitees and not covered by insurance may be repaired, restored, or replaced by Landlord at the expense of Tenant. Such expense (plus 5% of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within 10 days after delivery of a statement for such expense.

ARTICLE 14 ALTERATIONS

14.1   GENERAL.

       (a) Tenant will not make or allow to be made any alterations, additions, or improvements to or of the Premises or any part of the Premises, or attach any fixtures or equipment to the Premises, without first obtaining Landlord's written consent. In no event shall the work of Tenant affect or impair the structure, the elevators, or utility systems of the Building. Landlord's approval of the plans, specifications, and working drawings for Tenant's alterations shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency, or compliance with all laws, ordinances, rules, requirements, and regulations of governmental agencies or authorities, or the use and occupancy permit for the Building. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Project as a result of the nature of Tenant's use of the
              Premises:

       (1) Will be performed by contractors approved by Landlord and subject to conditions specified by Landlord (which may include requiring the posting of performance and payment bonds);

       (2) At Landlord's option, will be made by Landlord for Tenant's account, and Tenant will reimburse

          Landlord for their costs (including 5% for Landlord's overhead) within 10 days after receipt of statement of such cost;

     (3) Will be done in good and workmanlike manner and shall be completed promptly.

     (4) Shall not cause a loss or diminution of electric power or other utilities or services to other tenants of Building;

     (5) Will be performed according to plans, specifications, and working drawings approved by Landlord.

     (6) Will be in accordance with all applicable federal, state, county and local laws, rules, regulations, ordinances and codes.

     At all times between the start and completion of the work, in addition to the other policies of insurance required by this Lease, Tenant shall maintain a policy of "All Risk" Builder's Risk Insurance covering the replacement value of all work done and fixtures and equipment installed or to be installed at the Premises pursuant to this Article 14. Tenant herewith agrees to be responsible for all damages to persons or property including loss of life, as a result of occurrences connected with activities undertaken by Tenant, its agents, contractors, and employees pursuant hereto, and hereby indemnifies Landlord and shall defend and hold Landlord harmless from and against any and all loss, cost or expense in connection with its responsibilities hereunder.

     (b) Subject to Tenant's rights in Article 16, all alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and at the end of the Term will remain on the Premises without compensation to Tenant, unless Landlord at the time of approval of same advises Tenant in writing that such alterations, additions, fixtures, or improvements must be removed at the expiration or other termination of this Lease.

14.2 FREE STANDING PARTITIONS. Tenant will have the right to install free-standing work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for the installation or relocation; however, if a permit is required, Landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays will be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and will be Landlord's property for all purposes under this Lease.

14.3 REMOVAL. If Landlord has required Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Premises pursuant to this Article 14 prior to the Expiration Date, Tenant will remove such alterations, additions, fixtures, and improvements at Tenant's sole cost and will restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made.

ARTICLE 15 MECHANICS' LIENS

Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and defend and hold Landlord, the Premises and the Project free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to the Workletter. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant will cause such lien to be discharged of record within 10 days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 10-day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest, or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least 15 days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of nonresponsibility or similar written notices on the Premises in order to protect the Premises against any such liens.

ARTICLE 16 END OF TERM

At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted and deliver all keys to the Premises and the Building to Landlord. Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the Building. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with
Article 14. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property including but not limited to the cost of storage, and the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 17 EMINENT DOMAIN

If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will terminate on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than 25% of the Rentable Area of the Premises is so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within 20 days after the termination date. If less than 25% of the Rentable Area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Rent will be abated in the proportion of the Rentable Area of the Premises so taken to the Rentable Area of the Premises immediately before such taking, and Tenant's Share will be appropriately recalculated. If 25% or more of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given within 30 days after the termination date. In the event of any such taking, the entire award will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a such or separate action, so long as Landlord's award is not reduced as a consequence of such claim, for Tenant's costs including but not limited to relocating expenses and trade fixtures owned by Tenant.

ARTICLE 18 DAMAGE AND DESTRUCTION

(a) If the Premises or the Building is damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 18. Such notice will be given before the 30th day (the "notice date") after the fire or other insured casualty.

(b) If the Premises or the Building is damaged by fire or other insured casualty to an extent which may be repaired within 180 days after the notice date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Monthly Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the Rentable Area of the Premises Tenant is unable to use during the repair period.

(c) If the Premises or the Building is damaged by fire or other insured casualty to an extent that may not be repaired within 180 days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within 10 days after Landlord's delivery of a written notice that the repairs cannot be made within such 180 day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the Building and Premises and Monthly Rent will be abated on a pro rata basis during the repair period based on the proportion of the Rentable Area of the Premises Tenant is unable to use during the repair period.

(d) Notwithstanding the provisions of subparagraphs (a), (b), and (c) above, if the Premises or the Building or the Project are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building or the Project, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date.

     (e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure or act of Tenant, its agents, contractors, employees, or invitees, there will be no abatement of Monthly Rent as otherwise provided for in this Article 18. Tenant will have no rights to terminate this Lease on account of any damage to the Premises, the Building, or the Project, except as set forth in this Lease.

     (f)  For purposes of this Article 18 and subject to subsections (a) thru
          (e) hereof, Landlord shall repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term. Landlord shall have no further obligations pursuant to this Lease to repair or restore any alterations, additions or improvements in the Premises or the decorations thereto. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, to the extent of damage to alterations, additions, improvements or decorations.

ARTICLE 19 SUBORDINATION

19.1 GENERAL. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or in the future affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within 20 days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination or superiority, as applicable.*

19.2 ATTORNMENT. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all Rent subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by;


 (a) Any payment of Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease that are actually received by such successor in interest;

 (b) Any amendment or modification of this Lease made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien);

 (c) Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest; or

 (d) Any claim or offset of Rent against the Landlord.

     Upon request by such successor in interest, Tenant will, within 20 days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment.

ARTICLE 20 ENTRY BY LANDLORD

Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at any other reasonable time to:

 (a) Inspect the Premises;

 (b) Exhibit the Premises to prospective purchasers, lenders, or tenants;

 (c) Determine whether Tenant is complying with all its obligations in this Lease;

  * So long as the Owner & holder of such superior lien agrees not to disturb Tenant's right to possession, so long as Tenant is not in default, after applicable notice and period for cure.

     (d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to the Lease;

     (e)  Post written notices of nonresponsibility or similar notices; or

     (f) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building.

Tenant, by this Article 20, waives any claim against Landlord, its agents, employees, or contractors for damage for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article 20. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 20 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Rent, Additional Rent, or other charges that this Lease requires Tenant to pay.

ARTICLE 21 INDEMNIFICATION, WAIVER, AND RELEASE

21.1 INDEMNIFICATION. To the extent not prohibited by law, Landlord, its employees and agents shall not be liable for damage to person, property or business or resulting from the loss of use thereof sustained by Tenant or other persons due to the Building or any part thereof becoming out of repair or due to an accident or due to any act or neglect of any tenant, occupant or other person.* Tenant further agrees that all personal property upon the Premises, loading dock, holding areas, and freight elevators shall be at the sole risk of Tenant. Tenant will neither hold nor attempt to hold Landlord, its employees, or agents liable for, and Tenant will indemnify and defend and hold harmless Landlord, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:* unless as a result of Landlord's intentional act or omissions.

     (a) the use or occupancy or manner of use or occupancy of the Premises or any common areas by Tenant or any person claiming under Tenant;

     (b) any activity, work, or thing done or permitted by Tenant in or about the Premises, the Building, or the Project;

     (c) any breach by Tenant or its employees, agents, contractors, or invitees of this Lease; and

     (d) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant.

     If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

21.2 WAIVER AND RELEASE. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.2 waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

ARTICLE 22 SECURITY DEPOSIT There will be no security deposit

ARTICLE 23 QUIET ENJOYMENT

Landlord covenants and agrees with Tenant (that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 24 EFFECT OF SALE

A sale, conveyance, or assignment of the Building or the Project will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and after the effective date of such sale, conveyance, or assignment. Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's successor in interest to this Lease from and after such effective date.

ARTICLE 25 DEFAULT

25.1 EVENTS OF DEFAULT. The following events are referred to, collectively, as "events of default" or, individually as an "event of default":

      (a) Tenant fails to pay any Rent or other monetary obligation when due, and such failure continues for 5 days after written notice from Landlord; however, Tenant will not be entitled to more than 1 written notice for monetary defaults during any 12-month period, and if after such written notice any Rent is not paid when due, an event of default will be considered to have occurred without further notice;

      (b)  Tenant vacates or abandons the Premises;

      (c) This Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant and said attachment is not discharged or disposed of within 15 days after its levy;

      (d) Tenant or any guarantor of Tenant's obligations under this Lease ("Guarantor") files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or admits in writing its inability to meet its debts as they mature, or is dissolved or makes an assignment for the benefit of creditors;

      (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant or any Guarantor are instituted against Tenant or Guarantor, or a receiver or trustee is appointed for all or substantially all of the property of Tenant or any Guarantor, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

      (f) Tenant fails to take possession of the Premises on the Commencement Date of the Term;

      (g)  Tenant violates the terms of Article 9 "Assignment and Subletting";

      (h) Tenant breaches any of the agreements, terms, covenants, or conditions of this Lease and such breach involves a hazardous condition and is not cured immediately upon written notice to Tenant;

      (i) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of 30 days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such 30-day period, if Tenant fails to diligently commence to cure such breach within 30 days after written notice from Landlord and to complete such cure within a reasonable time thereafter; or

25.2  LANDLORD REMEDIES. If any one or more events of default set forth in
      Section 25.1 occurs then Landlord has the right, at its election:

      (a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term;

      (b) Without further demand or notice, and without terminating this Lease, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under the Lease or as a result of any preceding breach of covenants or conditions; or

      (c) Without further demand or notice to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 27.21, provided that Landlord will have no obligation to cure any such event of default of Tenant.

      Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rents from such reletting. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

25.3 CERTAIN DAMAGES. In the event that Landlord does not elect to terminate this Lease as permitted in Section 25.2(a), but on the contrary elects to take possession as provided in Section 25.2(b), Tenant will pay to Landlord Monthly Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. Tenant will pay such Rent and other sums to Landlord monthly on the day on which the Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such Rent and other sums from Tenant on each such day.

25.4 CONTINUING LIABILITY AFTER TERMINATION. If this Lease is terminated on account of the occurrence of an event of default, Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in
      Section 25.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

      (a) The worth at the time of award of the unpaid Rent that had been earned at the time of termination;

      (b) The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

      (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

      (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom.

      The "worth at the time of award" of the amounts referred to in clauses
      (a) and (b) above is computed by
     adding interest at the per annum interest rate described in Section 27.21 on the date on which this Lease terminated from the date of termination until the time of the award. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York, New York, at the time of award plus 1%.

25.5 CUMULATIVE REMEDIES. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in the Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provisions of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to any attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant. Notwithstanding the foregoing, Landlord waives any right, whether statutory or otherwise, to a lien against Tenant's personal property.

25.6 WAIVER OF REDEMPTION. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 25.

ARTICLE 26  PARKING

Tenant will be entitled to use the parking spaces at the Premises and at 2309 Renard Place, SE and The Hampton Inn site during the Term subject to the rules and regulations set forth in Exhibit D, and any amendments or additions to them.

Neither Landlord nor any operator of the parking areas within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the "parking areas") will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct or other users of the parking areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord will not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) Tenant uses the parking areas at its own risk; and (c) Landlord will not be liable for personal injury or death, or theft, loss of, or damage to property. Tenant waives and releases Landlord from any and all liability arising out of the use of the parking areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

Tenant's right to use the parking areas will be in common with other tenants of the Project and 2309 Renard, The Hampton Inn with other parties permitted by Landlord to use the parking areas. Landlord has granted Brown & Root the right to park up to 12 vehicles at the far East section of the parking lot. Landlord will designate five (5) visitors spaces directly in front of the building entry at 2309 Renard Place, SE. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: HANDICAPPED, VISITORS ONLY, LIMITED TIME PARKING (or similar designation). If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking spaces will not subject Landlord or any operator of the parking areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

Tenant has no right to assign or sublicense any of its rights in the parking spaces, except at part of a permitted assignment or sublease of the Lease.

ARTICLE 27  MISCELLANEOUS

27.1 NO OFFER. Submission of the Lease to Tenant is for examination and shall not bind Landlord in any manner. No lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each; provided, however, the execution and delivery by Tenant of this Lease to Landlord or Landlord's agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for 15 days after such execution and delivery.

27.2 JOINT AND SEVERAL LIABILITY. If Tenant is composed of more than one signatory in this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of a signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

27.3 NO CONSTRUCTION AGAINST DRAFTING PARTY. Landlord and Tenant acknowledge that each of them and the counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

27.4 TIME OF THE ESSENCE. Time is of the essence of each and every provision of this Lease.

27.5 NO RECORDATION. Tenant's recordation of this Lease or any memorandum or short form of it will be void and an event of default under this Lease. Tenant shall, at the request of Landlord, execute a short-form lease and have it properly acknowledged for the purpose of recording. The cost of recording such short form lease shall be borne by Landlord.

27.6 NO WAIVER. No waiver by Landlord of any agreement, condition or provision contained in this Lease will be valid or binding unless expressed in writing and signed by Landlord. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

27.7 LIMITATION ON RECOURSE. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgments from Landlord. It is agreed that Landlord (and its agents, shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such judgments.

27.8 ESTOPPEL CERTIFICATES. At any time and from time to time but within 15 days after prior written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord or such other person as Landlord shall direct, promptly upon request, a certificate in a form substantially similar to a form provided by Landlord certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which Rent and other sums payable under this Lease have been paid; (c) that no written notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate; (d) that the Tenant has no knowledge of and that there is no event of default under this Lease or any event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Building or any part of the project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it, and such failure shall be an event of default.

27.9 ATTORNEYS' FEES. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigant at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred in connection with such litigation.

27.10 NO MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any sublease and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section
      27.10 will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

27.11 HOLDING OVER. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Terms and the Renewal Term, if Tenant renews the Lease as provided herein and Landlord may, at its option, re-enter and take possession of the Premises, reserving its rights to collect damages sustained by reason of Tenant's unlawful retention of possession of the Premises or any part thereof. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express written consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In such event, Monthly Rent will be increased to an amount equal to 140% of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the time specified in this Lease. During such month-to-month tenancy, Tenant will observe every other term, condition, and covenant contained in this Lease.

27.12 NOTICES. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with delivery acknowledged by the sending machine, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address(es) set forth in Section
          1.1. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving [illegible] days' prior written notice of such change to the other party in the manner prescribed in this Section 27.12.

27.13 SEVERABILITY. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision shall be deemed added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

27.14 WRITTEN AMENDMENT REQUIRED. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

27.15 ENTIRE AGREEMENT. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

27.16 CAPTIONS. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

27.17 NOTICE OF LANDLORD'S DEFAULT. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrance on the Building or Project of which Tenant has been notified in writing, and any such holder will also have an additional like period to cure such alleged default.

27.18 AUTHORITY. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

27.19 BROKERS. Landlord and Tenant represent and warrant that they have not consulted or negotiated with any broker, finder or agent with regard to the Premises except the broker(s) named in Section 1.1. Each agrees to hold the other harmless and indemnify the other against all costs, expenses, attorney's fees, or other liability for commissions or other compensation or charges claimed by any broker, finder or agent claiming the same by, through or under it and such indemnity shall survive the expiration or earlier termination of this Lease.

27.20 GOVERNING LAW. This Lease will be governed by and construed pursuant to the laws of the state in which the Project is located.

27.21 LATE PAYMENTS. Any Rent or other monetary obligation due Landlord that is not paid within 10 days when due will accrue interest at a rate of the Prime Rate plus 5% per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest. In addition to the foregoing, Tenant shall pay to Landlord a late charge of 5% of the amount due.

27.22 NO EASEMENTS FOR AIR OR LIGHT. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

27.23 TAX CREDITS. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowances or otherwise. Tenant will be entitled to any tax credit and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

27.24

27.25 FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant and (c) if required by court order or subpoena.

27.26 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

27.27 BINDING EFFECT. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

27.28 TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships, or individuals, men or women, as the case may be, shall in all cases be assumed as though in each case fully expressed.

27.29 DEFINITION OF LANDLORD. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's beneficiaries and their partners, agents and employees and employees of their agents.

27.30 RIGHTS CUMULATIVE. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

27.31 CHANGE OF BUILDING NAME. Landlord shall not name the Building after a competitor of RDD

27.32 FORCE MAJEURE. When a period of time is herein prescribed for any action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

27.33 THIRD PARTY BENEFICIARY. It is specifically understood and agreed that no person shall be a third party beneficiary hereunder, and that none of the provisions of this Lease shall be for the benefit of or be enforceable by anyone other than the parties hereto, and that only the parties hereto and their permitted assignees shall have rights hereunder.

27.34 NO JOINT VENTURE. Landlord and Tenant are not and shall not be deemed to be, for any purpose, partners or joint venturers with each other.

27.35 REMEDIES. If Tenant believes that Landlord has unreasonably withheld its consent in any instance in connection with this Lease, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or any order of specific performance or mandatory injunction in connection with Landlord's agreement to give its consent, and Tenant shall not be entitled to make xxxxxxx for, and hereby expressly waives, any claim for damages by reason of Landlord withholding its conxxxxx

27.36 WAIVER OF JURY TRIAL. LANDLORD AND TENANT BY THIS SECTION 27.36 WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES TO THIS LEASE AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY OTHER CLAIMS (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE), AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

Landlord and Tenant have executed this Lease as of the day and year first above written.

Tenant: REILLY DIKE DOSHER CORPORATION  Landlord: MBL LIFE ASSURANCE CORPORATION
        ------------------------------            ------------------------------

        ------------------------------

By: /s/ LAWRENCE S. DIKE                By: [SIGNATURE ILLEGIBLE]
    ----------------------------------      ------------------------------------

Name: Lawrence S. Dike                  Name: [ILLEGIBLE]
      --------------------------------        ----------------------------------

Title: Vice-President, Secretary        Title: VP
       -------------------------------         ---------------------------------


           ****(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)****

THE PREMISES




                                   [DIAGRAM]


                                           FIRST FLOOR PLAN

                                                       NEWPORT OFFICE BUILDING 6






                                                                             A-4







                                   [DIAGRAM]


                                           SECOND FLOOR PLAN

                                                       NEWPORT OFFICE BUILDING 6

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

     Tract 1-A-2, a replat of Tract 1-A, Newport Industrial Park West, Unit 2, containing 1.6747 acres M/L

WORKLETTER

This Workletter is dated September 6, 1995, between MBL Life Assurance Corporation ("Landlord") and Reilly Dike Dosher Corporation ("Tenant").

RECITALS

This Workletter is attached to and forms a part of that certain office lease dated September 29, 1995 ("Lease"), pursuant to which Landlord has leased to Tenant office space in the Building.

Tenant requests and Landlord agrees to make certain improvements to the Premises, prior to occupancy, upon the terms and conditions contained in this Workletter.

1.   DEFINITIONS. In this Workletter, some defined terms are used. They are:

     (a)  TENANT'S REPRESENTATIVE: Brad Stamets

     (b)  LANDLORD'S REPRESENTATIVE: Trudy E. Jones

     (c) TENANT'S FINISH ALLOWANCE: Not to exceed $10.00 per rentable square foot (non-cash), which equals $250,500.00 and is to be applied by Landlord to the cost of the improvements.

     (d) PROGRAMMING INFORMATION: Information provided by Tenant, including the nature of the Tenant's business, manner of operation, number and types of rooms, special equipment and functional requirements, anticipated growth, interactions among groups, and any other programming requirements the Tenant may have.

     (e) PROGRAMMING INFORMATION SUBMISSION DATE: September 29, 1995, the date Tenant will submit to Landlord the Programming Information necessary for the preparation of the space plan.

     (f) FINAL SPACE PLAN: A drawing of the Premises clearly showing the layout and relationship of all departments and offices, depicting partitions, door locations, types of electrical/data/telephone outlets, and delineation of furniture and equipment as approved by Tenant.

     (g) ESTIMATED CONSTRUCTION COST: A preliminary estimate of the costs of the improvements that are depleted on the Final Space Plan, including all architectural, engineering, contractor, and any other costs as can be determined from the Final Space Plan.

     (h) WORKING DRAWINGS: Construction documents detailing the improvements, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by contractor(s) selected and engaged by Landlord.

     (i) CONSTRUCTION SCHEDULE: A schedule depicting the relative time frames for various activities related to the construction of the improvements in the Premises.

     (j) TENANT COST PROPOSAL: A final estimate of costs of the improvements that are depicted on the Working Drawings, including all architectural, engineering, contractor, and any other costs, and clearly indicating the dollar amount, if any, that is to be paid by Tenant pursuant to paragraph 7.

     (k) MAXIMUM APPROVED COST: The sum of the Tenant Finish Allowance and any additional amount that Tenant has agreed to pay for the Improvements to the Premises.

     (l)  IMPROVEMENTS: The work is inclusive of the following:

          (1) The development of space plans and working drawings, including supporting engineering studies (i.e., structural design or analysis, lighting or acoustical evaluations, or other as determined by Landlord's architect);

          (2) All construction work necessary to augment the Base Building, creating the details and partitioning as shown on the Final Space Plan. The work will create finished ceilings, walls, and floor surfaces, as well as complete HVAC, lighting, electrical, and fire protection systems, including any upgrade of the building's electrical capacity, if necessary to support Tenant's computer facility.

          The Improvements will NOT include personal property items, such as decorator items or services, artwork, plants, furniture, equipment, or other fixtures not permanently affixed to the Premises.

     (m) COST OF THE IMPROVEMENTS: The cost includes but is not limited to the following:

          (1)  All architectural and engineering fees and expenses;

          (2)  All contractor and construction manager costs and fees:

          (3)  All permits and taxes;

     (n) CHANGE ORDER: Any change, modification, or addition to the Final Space Plan or Working Drawings after Tenant has approved the same.

     (o) BASE BUILDING: Those elements of the core and shell construction that are completed in preparation for the Improvements to the Premises. This includes Building structure, envelope, and systems as indicated on Schedule 1. "Base Building Definition," attached hereto. This defines the existing conditions to which Improvements are added.

     (p) BUILDING STANDARD: Component elements utilized in the design and construction of the Improvements that have been pre-selected by the Landlord to ensure uniformity of quality, function, and appearance throughout the Building. These elements include but are not limited to ceiling systems, doors, hardware, walls, floor coverings, finishes, window coverings, light fixtures, and HVAC components. A list of Building Standard elements is attached hereto as Schedule 2.

     (q) Other capitalized terms not defined herein shall have the same meaning as defined in the Lease.

2. REPRESENTATIVES. Landlord appoints Landlord's Representative to act for Landlord in all matters associated with this Workletter. Tenant appoints Tenant's Representative to act for Tenant in all matters associated with this Workletter. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Workletter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any employee or agent of Landlord, including, without limitation, Landlord's architect, engineers, and contractors or any of their agents of employees, with regard to matters associated with this Workletter. Either party may change its representative under this Workletter at any time by providing 3 days prior written notice to the other party.

3. PROJECT DESIGN AND CONSTRUCTION. All work will be performed by designers and contractors selected and engaged by Landlord, except as set forth in Addendum to Lease.

4.   COST RESPONSIBILITIES.

 (a) LANDLORD: Landlord will pay up to the amount of the Tenant Finish Allowance for the cost of the Improvements.

 (b) TENANT: Tenant will pay for:

     (1) Tenant-initiated changes to the Final Space Plan or Working Drawings after Tenant's approval in the amount and to the extent such changes result in costs exceeding the Tenant finish allowance.

     (2) Tenant-initiated Change Orders, modifications, or additions to the Improvements after Tenant's approval of the Working Drawings; in the amount and to the extent such changes result in costs exceeding the Tenant finish allowance.

     (3) All costs in excess of the Tenant Finish Allowance that are not included in (1) or (2) immediately above.

     (5) Tenant will not be entitled to any credit for any portion of the Tenant Finish Allowance which is not used.

Landlord's Approval. Landlord, in its sole discretion, may withhold its approval of any space plan, Working Drawings, or Change Order that:

     (a) Exceeds or adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the Building;



                                    Page C-2

     (g) Does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises; or

6.   SCHEDULE OF IMPROVEMENT ACTIVITIES.

     (a) On or before the Programming Information Submission Date, Tenant will cooperate with and submit to Landlord the Programming Information necessary for Landlord's architect to prepare the proposed space plan.

     (b) Landlord's architect will expeditiously prepare a space plan and forward it to Tenant. Tenant will give Landlord written notice whether or not Tenant approves the proposed space plan within 5 days after its receipt. If Tenant's notice objects to the proposed space plan, the notice will set forth how the proposed space plan is inconsistent with the Programming Information and how the proposed space plan must be changed in order to overcome Tenant's objections. Landlord will resubmit a revised space plan to Tenant and it will be treated as though it was the first proposed space plan prepared pursuant to this paragraph.

     (c) After Tenant approval of the Final Space Plan, Landlord will promptly cause to be prepared, a preliminary estimate of the cost of the Improvements as set forth in the final space plan (the "Estimated Construction Cost"). If the Estimated Construction Cost is less than the Tenant Finish Allowance, the Estimated Construction Cost will be deemed approved without a required response from the Tenant. If the Estimated Construction Cost is more than the Tenant Finish Allowance, Landlord will so notify Tenant in writing and Tenant will establish the Maximum Approved Cost by either:

          (1) Agreeing in writing to pay the amount by which the Estimated Construction Cost exceeds the Tenant Finish Allowance; or

          (2) Agreeing to have the Final Space Plan revised by Landlord's architect in order to assure that the Estimated Construction Cost is either:

               (A) No more than the Tenant Finish Allowance; or

               (B) Exceeds the Tenant Finish Allowance by an amount which
                   Tenant agrees to pay pursuant to clause (1) immediately above.

          Tenant shall give immediate attention to establishing the Maximum Approved Cost by responding to Landlord within 2 business days. Upon Tenant's timely fulfillment of its obligations in either clause (1) or clause (2) immediately above, the Maximum Approved Cost will be established.

     (d) Upon establishment of the Maximum Approved Cost, Landlord will cause to be prepared and delivered to Tenant the Working Drawings, the Construction Schedule, and the Tenant Cost Proposal for the improvements in accordance with the Final Space Plan. If the Tenant Cost Proposal is less than the Maximum Approved Cost, Landlord will take steps necessary to commence construction of the Improvements to the Premises.

          If the Tenant Cost Proposal is more than the Maximum Approved Cost, Landlord will so notify Tenant in writing and Tenant will either (1) agree in writing to pay the amount by which the Tenant Cost Proposal exceeds the Maximum Approved Cost or (2) request Landlord to revise the Working Drawings in order to assure that the Tenant Cost Proposal is no more than the Maximum Approved Cost.

          Tenant shall give immediate attention to the cost proposal approval process and to respond to Landlord within 3 business days.

     (e) Following approval of the Working Drawings and the Tenant Cost Proposal, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, Landlord will begin construction of the Improvements.


                                    Page C-3

 8. CHANGE ORDERS. Tenant may request changes to the Improvements during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with paragraph 5. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a Change Order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees, Construction Schedule changes, and the cost of Landlord's overhead. If Tenant fails to approve such change order within 5 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed with the change.

 9. EARLY ENTRY. Landlord shall permit Tenant and Tenant's employees and agents to enter the Premises prior to the Commencement Date so that Tenant may do such other work as may be required to make the Premises ready for Tenant's use and occupancy. Such entry prior to the Commencement Date will be upon the condition that Tenant and its employees, agents, contractors and suppliers shall work in harmony with Landlord and its employees, agents, contractors and suppliers and will not interfere with the performance of the work by Landlord or with the work of any other tenants or occupants in the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such license upon 24 hours written notice to Tenant. Tenant agrees that any such entry or occupation of the Premises shall be governed by all of the terms, covenants, conditions and provisions of the Lease, except the covenant for the payment of Rent, and further agrees that Landlord shall not be liable in any way for injury, loss or damage which may occur to any of the Tenant's work or installations made in such Premises, Building or Project, or to any personal property placed therein, the same being at Tenant's sole risk.

10. COMPLETION AND COMMENCEMENT DATE. Tenant's obligation for payment of Rent pursuant to the Lease will commence on the Commencement Date, which shall be November 15, 1995; however, the Commencement Date and the date for the payment of Rent may be delayed on a day-by-day basis for each day the substantial completion of the Improvements* is delayed by Landlord or its contractors or agents. The payment of Rent will not be delayed by a delay of substantial completion due to Tenant. The following are some examples of delays which will not affect the Commencement Date and the date Rent is to commence under the Lease:

     (a)  Late submissions of Programming Information;

     (b)  Change Orders requested by Tenant;

     (c) Delays in obtaining non-Building Standard construction materials requested by Tenant;

     (d) Tenant's failure to approve timely any item requiring Tenant's approval; and

     (e)  Delays by Tenant according to paragraph 6.

     In the event that substantial completion of the Improvements is delayed by Landlord, its contractors, or agents, the Commencement Date will be the date of substantial completion of the improvements, subject only to the completion of Landlord's punch-list items (that is, those items that do not materially interfere with Tenant's use and enjoyment of the Premises). Landlord and Tenant will confirm the Commencement Date in accordance with
     Section 3.1 of the Lease.

11.  CONDITION OF THE PREMISES.

     (a) Prior to the Commencement Date, Landlord will arrange to have Tenant conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list and "latent defects" (as defined below), by taking possession of the Premises Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has installed the Improvements as required by this Workletter and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this Lease and this Workletter. If Tenant fails to submit a punch-list to Landlord within 5 days after the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within 15 days after the walk-through inspection or as soon as practicable after such walk-through.

     (b) A "latent defect" is a defect in the condition of the Premises caused by Landlord's failure to construct the

* As conclusively established by the issuance of a Certificate of Substantial Completion by Landlord's Architect and delivery of possession to the Premises.




                                    Page C-4
          improvements in a good and workmanlike manner and in accordance with the working drawings, which defect would not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a latent defect within one year following the Commencement Date, then Landlord, at its expense, will repair such latent defect as soon as practicable. Except as set forth in this paragraph 11, Landlord will have no obligation or liability to Tenant for latent defects.

12. NO LIABILITY. Preparation of the Final Space Plan and Working Drawings by or on behalf of Landlord shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency, or compliance with all laws, ordinances, rules, regulations of governmental agencies or authorities, or the use and occupancy permit for the Building.

13. ADJUSTMENTS UPON COMPLETION. As soon as practicable, upon completion of the Improvements in accordance with this Workletter, Landlord will notify Tenant of the Rentable Area of the Premises, the Rentable Area of the Building, Monthly Rent, and Tenant's Share, if such information was not previously determinable by Landlord, Tenant, within 10 days of Landlord's written request, will execute a certificate confirming such information.


          *****[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]*****



                                    Page C-5

EXHIBIT D

RULES AND REGULATIONS


      1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings, or contents of the Building, and Tenant will comply with Landlord's reasonable requirements relative to such systems and procedures.

      2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or agent of any tenant will go upon the roof of the Building except to install, service and maintain such equipment, systems and signs as Landlord shall allow Tenant to have on the roof, including but not limited to Tenant's computer, air conditioning and satellite dishes.

      3. No sign, placard, picture, name, advertisement, or written notice visible from the exterior of Tenant's Premises will be inscribed, painted, affixed, or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the Tenant by a person approved by Landlord. Other than draperies expressly permitted by Landlord and building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

      4. No cooking will be done or permitted by any tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

      5. No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for the purpose of cleaning it. No tenant will cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Should Tenant's actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

      6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

      7. No tenant, or tenant's invitees or licensees, will in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

      8. No tenant will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks will be installed or changed by Landlord following tenant's written request to Landlord and will be at Tenant's expense. All new locks and rekeyed locks will remain operable by Landlord's pass (master) key. Landlord will furnish each tenant, free of charge, with two (2) keys to each suite entry door lock on the Premises. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the Premises and Building that have been furnished to such tenant.

      9. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons



                                    Page D-1
employed to move Tenant's equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-Business Hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord, and Landlord will not be responsible for the loss or damage of any such property.

     10. No tenant will use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in tenant's normal operations in the Premises, which shall be stored in accordance with applicable law. Without Landlord's prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord. No tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

     11. Tenants shall not, prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mover, mechanic or laborer, or permit any materials in the Premises. If the use of such contractor, mover, mechanic or laborer, or such materials would, in Landlord's opinion, create any difficulty, strike or jurisdictional dispute with other contractors, movers, mechanics or laborers engaged by Landlord, tenants, or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building, Project or any part thereof. Any tenant, upon demand by Landlord, shall cause all contractors, movers, mechanics, laborers or materials causing such interference, difficulty or conflict to leave or be removed from the Project immediately.

     12. Landlord will have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant will refrain from or discontinue such advertising.

     13. Tenant will not bring any animals (except "Seeing Eye" dogs) or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

     14. All persons entering or leaving the Building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord reserves the right to limit reasonably or restrict access to the Building during such time periods.

     15. Each tenant will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each tenant and such items may not be disposed of in the Building trash receptacles nor will they be removed by the Building's janitorial service, except at Landlord's sole option and at the tenant's expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

     16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each tenant will cooperate to prevent the same.

     17. The requirements of the tenants will be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of Landlord or Landlord's agent will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.


                                    Page D-2

     18. A directory of the Building will be provided for the display of the name and location of tenants only. All entries on the Building directory display will conform to standards and style set by Landlord in its sole discretion.

     19. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any failure to comply or carelessness in this regard Tenant will make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

     20. Tenant will not conduct itself in any manner that is inconsistent with the character of the Building as a first quality building or that will impair the comfort and convenience of other tenants in the Building.

     21. Tenant (including tenant's employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the parking areas. The parking areas will not be used by Tenant, its agents, or employees, for overnight parking of vehicles, except with Landlord's prior consent. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak oil, grease, gasoline, or any other fluids. If any of the parking spaces are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease. Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

     22. No act or thing done or omitted to be done by Landlord or Landlord's agent during the term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by Landlord of any tenant nor will it be deemed an acceptance of surrender of the Premises by any tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the termination or surrender.

     23. In these rules and regulations, the term "tenant" includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

     24. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent Landlord from enforcing any such rules and regulations against any or all of the tenants of the Building after such waiver.

     25. These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.




                                    Page D-3

COMMENCEMENT DATE AND ESTOPPEL CERTIFICATE

This Commencement Date and Estoppel Certificate is entered into by Landlord and Tenant pursuant to Section 3.1 of Lease.

1. DEFINITIONS. In this certificate the following terms have the meanings given to them:

     (a)  Landlord: MBL Life Assurance Corporation

     (b)  Tenant: _____________________________________________________________

     (c)  Lease: Office lease dated ______________ between Landlord and Tenant.

     (d)  Premises: Suite ______.

     (e)  Building Address: _____________________________________
                            _____________________________________
                            _____________________________________
                            _____________________________________

2. Landlord and Tenant confirm that the Commencement Date of the Lease is ________________ and the Expiration Date is ______________________ and
     that Sections 1.1(k) and (i) are accordingly amended.

3.   The Rentable Area of the Premises is _______________ square feet.

4.   The Rentable Area of the Building is _______________ square feet.

5.   Tenant's Shares is _____________ percent.

6.   Tenant has accepted possession of the Premises as provided in the Lease.

7. The improvements required to be furnished by the Landlord in accordance with the Workletter (if any) have been furnished to the satisfaction of Tenant (subject to any corrective work or punch-list items submitted previously to Landlord).

8. All terms and conditions to be performed by Landlord under the Lease have been satisfied and on this date there are no existing defenses or offsets which Tenant has against the full enforcement of the Lease by Landlord.

9. The Lease is in full force and effect and has not been modified, altered, or amended, except as follows:
     __________________________________________________________________________
     __________________________________________________________________________
     __________________________________________________________________________

10. There are no setoffs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

Landlord and Tenant have executed this Commencement Date and Estoppel Certificate as of the dates set forth below.



Tenant: ___________________________     Landlord: MBL LIFE ASSURANCE CORPORATION

By:     ___________________________     By:    _________________________________

Name:   ___________________________     Name:  _________________________________

Title:  ___________________________     Title: _________________________________

Date:   ___________________________     Date:  _________________________________

                                   EXHIBIT H

                                OPTION TO EXTEND


Tenant may extend this Lease for a period of twelve (12) months (the "Extension Term" beginning the day after the Lease Expiration Date, upon the same terms and conditions of the Lease, except that:

     1.   the Term is modified to include the Extension Term;

     2.   The Monthly Rent for the Extension Term shall be $26,093.75;

     3. the Option to Extend shall be deleted and shall not be available to Tenant at the end of the Extension Term.

To exercise this Option to Extend, Tenant must:

     1.   Not be in default of the Lease; and

     2. given notice to Landlord that Tenant is exercising its Option to Extend at least 180 days, but not more than 240 days before the Lease Expiration Date (Tenant's Notice to Extend Term;

     3. provide such financial reports and statements evidencing to the Landlord's satisfaction the Tenant's ability to meet its obligations during the Extension Term;

     4. execute the extension agreement to be provided by Landlord and return it to Landlord within 10 days of receipt.

Failure of Tenant to observe or comply with terms of this Option to Extend shall render the option null and void. Landlord shall not be required to extend the Term of this Lease if, in its reasonable judgment, Tenant's financial condition may impair its ability to meet its obligations during the Extended Term. This option is personal to the Tenant named herein and shall be void upon any transfer as per Article 9 of this Lease.

                                    ADDENDUM


TENANT IMPROVEMENTS:     During the period or thereafter Landlord is completing
                         the Landlord improvements, below, Tenant has Landlord's permission to install its telephone system, to complete its computer room, including but not limited to, adding an additional air conditioning system and back-up generator to serve the computer room and to install a satellite dish on the roof. All or part of the costs for such improvements/installations shall be paid out of the Tenant Finish Allowance, if said Tenant
                         Finish Allowance is sufficient to cover the same;
                         otherwise they will be at Tenant's cost.

LANDLORD IMPROVEMENTS:   (a)  Landlord will clean windows of mineral buildup
                              from landscape irrigation system;

                         (b) Landlord will install code/card building access system;

                         (c) Landlord will remodel/improve restrooms on the first floor of the building to comply with the Americans with Disabilities Act.

                         Items a, b, c, shall be paid for solely by Landlord, in addition to Tenant Finish Allowance.

SIGNAGE: Tenant shall be permitted to mount signs on two elevations of the building, at Tenant's expense. Sign design shall be submitted for Landlord's approval, which shall not be unreasonably withheld, and shall comply with City of Albuquerque zoning code.

EXHIBIT E

COMMENCEMENT DATE AND ESTOPPEL CERTIFICATE

This Commencement Date and Estoppel Certificate is entered into by Landlord and Tenant pursuant to Section 3.1 of the Lease.

     1. DEFINITIONS. In this certificate the following terms have meanings given to them:

          (a) Landlord; MBL Life Assurance Corporation

          (b) Tenant: Reilly Dike Dosher Corporation

          (c) Lease: Office lease dated September 29, 1995 between Landlord and Tenant.

          (d) Premises: entire building

          (e) Building Address:    2305 Renard Place SE
                                   Albuquerque, NM 87106

     2. Landlord and Tenant confirm that the Commencement Date of the Lease is February 1, 1996 and the Expiration Date is January 31, 2000 and that Sections 1.1(k) and (i) are accordingly amended.

     3.   The Rentable Area of the Premises is 25,050 square feet.

     4.   The Rentable Area of the Building is 25,050 square feet.

     5.   Tenant's Share is 100 percent.

     6. Tenant has accepted possession of the Premises as provided in the Lease.

     7. The Improvements required to be furnished by the Landlord in accordance with the Workletter (if any) have been furnished to the satisfaction of Tenant (subject to any corrective work or punch-list items submitted previously to Landlord).

     8. All terms and conditions to be performed by Landlord under the Lease have been satisfied and on this date there are no existing defenses or offsets which Tenant has against the full enforcement of the Lease by Landlord.

     9. The Lease is in full force and effect and has not been modified, altered, or amended, except as follows:

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

     10. There are no setoffs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

Landlord and Tenant have executed this Commencement Date and Estoppel Certificate as of the dates set forth below.

Tenant:   Reilly Dike Dosher Corporation     Landlord: MBL Life Assurance
                                                       Corporation
        --------------------------------

By:       /s/ William S. Reilly              By:  ------------------------------
        --------------------------------

Name:     William S. Reilly                  Name: -----------------------------
        --------------------------------

Title:    President                          Title: ----------------------------
        --------------------------------

Date:   --------------------------------    Date:   ----------------------------